SETTLEMENT AGREEMENT

     This Agreement and Full and Final Release of Claims ("Agreement") is made
as of the            day of                      , 1997, by and between Frank
Cianciosi ("Employee") and Diamond Home Services, Inc. ("Diamond Homes"). In this Agreement, Diamond Homes and its successors, predecessors, subsidiaries, affiliates and related companies (including but not limited to Globe Building Materials, Inc., Diamond Exteriors Inc., Solitaire Heating and Air Conditioning, Inc., and Marquise Financial Services, Inc.) and their respective present and former employees, officials, directors, officers, agents and attorneys are sometimes referred to as a "Diamond Entity" and collectively referred to as "Diamond" or the "Company".

     WHEREAS, Employee desires to settle fully and finally all actual and potential differences and disputes, if any, between Diamond and Employee including, but in no way limited to, any differences that arose out of Employee's employment with Diamond Homes, and the termination thereof;

     WHEREAS, the Company and the Employee desire that the Company pay the Employee (a) additional salary in consideration for Employee's past services with the Company and Employee's willingness to facilitate an orderly transition of his work and (b) additional compensation in consideration for the Employee's agreements regarding non-competition, confidentiality and other matters as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Employee and his successors, assigns, relatives, related entities and affiliates, release and forever discharge Diamond of and from all manner of civil actions, causes, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, in law or in equity, which Employee has or may claim to have against any Diamond Entity, on account of, or arising out of, any acts or omissions by any Diamond Entity whatsoever. Without limiting the foregoing, Employee further agrees that, as a material inducement to Diamond Homes to enter into this Agreement, Employee irrevocably and unconditionally releases and discharges Diamond from any claim of discrimination or other improper treatment on any basis, including race, color, age, sex, disability or handicap, arising under any state, federal or local statute, law, ordinance, rule, regulation, policy or procedure, including without limitation Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Illinois Human Rights Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Americans with Disabilities Act, and any other federal, state, or local statute, ordinance, or regulation with respect to employment. Employee further releases Diamond from any other claims, demands, or actions with respect to Employee's employment with Diamond or the termination of Employee's employment with Diamond, including, but not limited to, any right of payment for disability or any other statutory or contractual right of payment, or any claim for relief on the basis of an alleged tort or breach of contract under the common law of any state. Employee specifically acknowledges that this release is made voluntarily and without any duress or coercion of any kind. Without limiting the foregoing, this Agreement also waives and releases any claim (a) that Diamond breached or violated (i) any contract, agreement, promise or duty, legal or equitable, written or oral, express or implied, (ii) any law, ordinance, rule, regulation, policy, or procedure, or (iii) any term or condition of Employee's employment and (b) for compensation, fringe benefits, reimbursement or other damages that are or may be due from Diamond. Employee agrees that Diamond has no liability for any attorneys' fees or costs resulting from an attorney's review of this Agreement and consultation with Employee concerning this Agreement. It is intended that this section operate as a general release and as a covenant not to sue.

     2. Diamond Homes and Employee each represents, warrants and acknowledges to the other that the person signing below on its or his behalf is authorized to make and deliver this Agreement. Diamond Homes and Employee each represents, warrants and acknowledges to the other that each intends to be bound by this Agreement. Employee represents and warrants that, as of the date this Agreement becomes effective, he is the only person entitled to assert any claim on behalf of himself, that he is the sole owner of all claims and matters released herein, and that he has not assigned, transferred, or encumbered all or any part or interest in such claims and other matters. Employee agrees to indemnify and hold Diamond harmless from the breach of any of these or any other representations or warranties made by the Employee in this Agreement.

     3. Diamond Homes and Employee each recognizes that this Agreement does not constitute an admission of liability or fault by either party, and each party specifically denies that there has been any illegal or improper conduct by that party or his/its agents. It is further agreed that evidence of this agreement shall be inadmissible in any other action or arbitration of any kind, unless introduced by or with the permission of Diamond.

     4. The receipt of the following consideration is in full and final accord, satisfaction and final compromise and settlement of any and all claims of Employee against any Diamond Entity for liquidated damages, compensatory damages, punitive damages, backpay, front pay, lost benefits, lost wages, attorneys' fees, interest, court costs and all other monetary and equitable relief: (i) the Salary Payments; (ii) payment of incentive compensation, based on Diamond Homes's 1997 second quarter results, of any incentive compensation attributable to Employee's employment for the period from April 1, 1997, through the Termination Date, as determined by pro-rating a pro forma calculation of the Company's financial results for that period (such determination to be made by Diamond Homes and to be conclusively deemed correct except in the case of manifest error and it being understood that Employee's right to any such payment is dependent on those financial results and upon the final approval, in its sole discretion, of the Compensation Committee of the Board of Directors of Diamond Homes) (the "1997 Incentive Compensation Payment"); and (iii) the Security Payments. Sixty percent (60%) of a preliminary calculation of the 1997 Incentive Compensation Payment shall be paid at the same time in 1997 as 1997 second quarter incentive compensation payments, if any, are made to corporate executives of Diamond Homes and shall be made on a basis reflecting Employee's duties and responsibilities at the Company from April 1, 1997 through the Termination Date and the remaining forty percent (40%) shall be paid at the same time in 1998 as the final portions of all 1997 incentive compensation payments, if any, are made to corporate executives of Diamond Homes (it being understood that such payments are subject to reduction for payment of any applicable federal, state and local taxes and it being further understood that such 40% payment may be reduced or eliminated depending on 1997 full-year results). In addition, Diamond Homes hereby releases and forever discharges Employee and his successors, assigns, relatives, related entities and affiliates other than Diamond (collectively, "Employee Releasees") of and from all manner of civil actions, causes, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, in law or in equity, which Diamond Homes has or may claim to have against Employee Releasees, on account of, or arising out of, any acts or omissions by Employee whatsoever; provided, however, that the release by Diamond Homes contained herein relates only to those claims that Diamond Homes actually knows as of the date of this Agreement; and provided further that the term "Diamond Homes knows" and phrases of similar import shall mean the actual knowledge of C. Stephen Clegg, Jerome Cooper, James
M. Gillespie, Marvin Lerman, or Richard G. Reece. Diamond Homes specifically acknowledges that this release is made voluntarily and without any duress or coercion of any kind. Diamond Homes agrees that Employee Releasees have no liability for any attorneys' fees or costs resulting from an attorney's review of this Agreement and consultation with Diamond Homes concerning this Agreement. It is contemplated that release operate as both a release and a covenant not to sue.

     5.  Settlement Election.

           a. For purposes of this Agreement, "Salary Payments" means either the Lump Sum Payment or the Continuation Payments.

        b. Unless and until Employee elects to receive the Lump Sum Payment in the manner specified herein, Employee shall be entitled to receive the amounts described in this subpart b. Beginning on the first regular payday at Diamond Homes that is seven or more days after the Election Date and ending on and including the date that is fifty weeks later (the "Last Payment Date"), Employee shall be entitled to receive every two weeks a payment in the amount of $8653.85 (each such payment being a "Regular Continuation Payment" and all such payments being "Continuation Payments"). In addition, by executing and delivering a notice substantially in the form of Exhibit A to Diamond Homes at its corporate offices in Woodstock, Illinois (the "Office") on or before the close of business, Woodstock, Illinois time on the Election Date, Employee may further elect for Diamond Homes to deduct from the Regular Continuation Payments premium payments for medical insurance (including dental and vision coverage). If the Employee elects medical insurance deductions pursuant to the preceding sentence, Diamond Homes shall pay for Employee's medical benefits through the Last Payment Date, as if Employee continued to be an Employee of the Company ("Medical Payments"). For the purpose of this Agreement, each of the Regular Continuation Payments and the Medical Payments individually may be referred to as a "Continuation Payment" and collectively as "Continuation Payments." Such Continuation Payments shall be made in the same manner as if Employee continued to be an employee of Diamond Homes, it being understood by Employee that any amounts actually received by him are subject to reduction for payment of any applicable federal, state and local taxes and, if the Employee so elects, premium payments for medical insurance.

        c.  On or before the last day of the revocation period described in section 13 below (such last day being the "Election Date"), Employee may elect to receive, in lieu of the Continuation Payments, a lump sum payment of $225,000.00 ("Lump Sum Payment"). To elect the Lump Sum Payment, Employee must cause Diamond Homes actually to receive, no later than the close of business, Woodstock, Illinois time, on the Election Date, at Diamond Homes's corporate office in Woodstock, Illinois, a fully executed and signed notice of election ("Notice") in the form of Exhibit B hereto. If the Employee elects to receive the Lump Sum Payment, Diamond Homes shall deliver to Employee's attention, at Diamond Homes's offices in Pittsburgh, Pennsylvania (or if Employee elects by marking the Notice, shall directly deposit at Employee's bank account), on the date that is fourteen days after the Election Date, payment in the amount of the Lump Sum Payment as reduced for certain amounts that are withheld for payment of federal, state, and local taxes.

        d. Election of the Lump Sum Payment by Employee in the manner specified herein shall release and discharge Diamond from any obligation to pay any Continuation Payments or any other payments other than the Lump Sum Payment, the 1997 Incentive Compensation Payment, and the Security Payments. Failure of the Employee to elect the Lump Sum Payment in the manner specified herein shall forever preclude the Employee from the right to make such election and shall forever release and discharge Diamond from any obligation to make the Lump Sum Payment or any other payments other than the Continuation Payments, the 1997 Incentive Compensation Payment, and the Security Payments.

     6. Security Payment. Diamond Homes shall make twenty-nine (29) payments, one for each of the months in the period from August 1, 1997, through December 31, 1999, in the amount of $5,000 on behalf of Employee (the "Security Payments"). Each Security Payment will be made on the last day of the month, with the first Security Payment being made on August 31, 1997. In addition, Employee shall receive an additional payment of $5,000 on July 31, 1997, if this Agreement becomes effective before July 31, 1997, and if and to the extent Employee did not receive a payment for July 1997 under that certain agreement dated April 1, 1996. It is understood and agreed that the amount of such Security Payments and such additional payments may be reduced for payment of applicable federal, state, and local taxes.

     7. Employee acknowledges that from time to time he has received salary, medical benefits, a travel allowance, security payments pursuant to an agreement dated April 1, 1996, incentive compensation, vacation pay, sick pay, other benefits, and other compensation from Diamond for some or all of the period through the Termination Date. Employee agrees that, upon the effectiveness of this Agreement, his right to receive, and Diamond's obligation to pay, any further salary, medical benefits, travel allowances, security payments, incentive compensation, vacation pay, sick pay, other benefits, and other compensation shall terminate and shall be replaced by the obligations set forth in this Agreement.

     8. In consideration of the payments made to and to be made to Employee under this Agreement, Employee agrees as follows:

          (i) In the course of Employee's employment with the Company, and because of the nature of Employee's responsibilities, Employee has had access to valuable trade secrets, proprietary data and other confidential information of one or more Diamond Entities (collectively, "Confidential Information"). With respect to the customers, suppliers, competitors and business, such trade secrets, proprietary data and other Confidential Information include but are not limited to the following: the Company's existing and contemplated services in the product lines of roofing, gutters, fencing, entry doors, security doors, garage doors, storm windows, replacement windows, siding, soffit and fascia (overhead and trim), mobile home improvement products (including without limitation roofing, doors, and windows), car ports, patio covers, financial services, heating and air conditioning, duct cleaning, and carpet cleaning (the "Product Lines"), products, business and financial methods and practices, plans, pricing, selling techniques, business systems, product technologies and formulae, and special methods and processes involved in providing services, lists of the Company's existing and prospective suppliers, subcontractors and/or customers, methods of obtaining suppliers and customers, credit and financial data of the Company's present and prospective suppliers and/or customers, particular business requirements of the Company's present and prospective customers. In addition, Employee, on behalf of the Company, has developed personal acquaintances and relationships with the Company's present and prospective suppliers, subcontractor and customers, which acquaintances and relationships may constitute the Company's only contact with such persons or entities. As a consequence thereof, the parties agree that Employee occupied a position of trust and confidence with respect to the Company's affairs and its products and services. In view of the foregoing and in consideration of the payments made pursuant to this Agreement, Employee acknowledges and agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that Employee make the covenants contained in subsections (ii) through
     (vii) below regarding the conduct of Employee following the date of this Agreement, and that the Company will suffer irreparable injury if Employee engages in conduct prohibited thereby. Employee represents that observance of the aforementioned covenants will not cause Employee any undue hardship nor will it unreasonably interfere with Employee's ability to earn a livelihood. The covenants contained in subsections (ii) through (vii) below shall each be construed as a separate agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of those covenants. If the Company ceases to provide or to contemplate providing services in any Product Line, that product line shall, from and after the date of such cessation, no longer be a "Product Line" for purposes of this Agreement.

          (ii) Non-Disclosure. Employee will not, without the express written consent of the Company, directly or indirectly communicate or divulge to, or use for his own benefit or for the benefit of any other person, firm, association or corporation, any Confidential Information; provided, however, Employee may disclose or use such information under any of the following circumstances: (a) disclosure which Employee is advised by counsel is required by a court or other governmental agency of competent jurisdiction, (b) disclosure or use by Employee of any such information or data which is generally known within the industry or is otherwise available through independent sources and (c) disclosure or use by Employee after the expiration of three years following the Election Date (or, if this period shall be unenforceable by law, then for such lesser period as shall be required by law to make the provisions of this subsection enforceable), of any such information in connection with Employee's subsequent employment or business endeavors undertaken in good faith and without the specific intent of unreasonably depriving any Diamond Entity of the value and benefit of such proprietary data. In the event that any Confidential Information is communicated as permitted by the provisions of this subsection (ii), Employee shall notify the chief executive officer of Diamond Homes in writing at least ten calendar days prior to such communication.

          (iii) Return of Information and Equipment. Promptly after executing this Agreement, Employee will deliver to Diamond Homes all originals and copies of memoranda, customer lists, samples, records, documents, computers, computer programs, computer disks and software, product informa-tion, hardware, equipment (e.g., computers, fax machines) and other materials and equipment requested by any Diamond Entity which he has obtained from any Diamond Entity.

          (iv) Non-Competition. For a period of three years following the Election Date (or, if this period shall be unenforceable by law, then for such lesser period as shall be required by law to make the provisions of this subsection enforceable), Employee shall not, without the express written consent of Diamond Homes or approval of the board of directors of Diamond Homes, directly or indirectly, own, manage, participate in or otherwise engage in or have any connection with (as an employee, representative, agent or otherwise) any business in the United States which provides any product or service in the Product Lines except that Employee shall not be precluded hereby from (i) owning stock or any other securities in a publicly traded company where such investment entitles Employee to less than 5% of the voting control over such company, or (ii) working as an employee, after the termination of Employee's employment with the Company, for any entity in which Employee has no ownership interest, or option or other right to acquire an ownership interest, in any capacity where the likelihood of Employee's breach or violation of the provisions of subsections (ii) through (vii) is demonstrated to the reasonable satisfaction of Diamond Homes to be remote.

          (v) Non-Solicitation of Customers, Subcontractors and Suppliers. For a period of three years following the Election Date (or if this period shall be unenforceable by law, then for such lesser period as shall be required by law to make the provisions of this subsection enforceable), and except in the good faith furtherance of the interests of the Company, Employee will not, without the express written consent of the Company or the approval of the Board of Directors of Diamond Homes, contact (whether or not initiated by Employee), with a view toward selling any product or service competitive with any product or service in any of the Product Lines, any person, firm, association or corporation: (i) to which any Diamond Entity was known by Employee to have sold any product or service during the preceding year, (ii) which Employee solicited, contacted or otherwise dealt with on behalf of any Diamond Entity during the preceding year, or (iii) which Employee was otherwise aware was a customer or prospective customer, or supplier subcontractor or prospective supplier subcontractor, of any Diamond Entity during the preceding year. Employee will not directly or indirectly make any such contact, either for his benefit or for the benefit of any person, firm, association or corporation, and Employee will not in any manner assist any such person, firm, association or corporation to make any such contact.

          (vi) Non-Interference. For a period of three years following the Election Date (or if this period shall be unenforceable by law, then for such lesser period as shall be required by law to make the provisions of this subsection enforceable), Employee shall not induce or encourage, directly or indirectly, (a) any employee of any Diamond Entity to leave his or her employment, or to seek employment with anyone other than the Company, unless it has been determined by Employee in good faith, with approval by the Board of Directors of Diamond Homes or the chief executive officer of Diamond Homes, that such employee's performance or other characteristics or circumstances are such that employee's leaving the relevant Diamond Entity is in the best interests of the Company, or (b) any customer, subcontractor, or supplier (including without limitation, Sears, Roebuck & Co., ABC Supply Co., Inc., and independent contractors engaged by Diamond Homes to provide or deliver products to, or perform services for, customers of Diamond Homes) of any Diamond Entity to modify or terminate any relationship, whether or not evidenced by a written contract, with such Diamond Entity unless it has been determined by Employee in good faith, with approval by the Board of Directors of Diamond Homes or the chief executive officer of Diamond Homes, that such modification or termination is in the best interests of the Company.

          (vii) Non-Disparagement. Employee agrees that he will not act in any manner that might damage the business or reputation of Diamond. He further agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against Diamond or any of its officers, employees, or directors, unless under subpoena or other court order to do so.

     9. Employee acknowledges and agrees that his employment relationship with Diamond terminated as of June 27, 1997 (the "Termination Date"). Employee agrees that he will not, to any one or in any manner, portray himself as an officer or an employee of Diamond Homes or any affiliate of Diamond Homes for any time after the Termination Date.

     10. Diamond Homes confirms that, upon the effectiveness of this Agreement, Employee shall be deemed to have retired for purposes of the Diamond Home Services, Inc. Incentive Stock Option dated June 19, 1996, between Diamond Homes and Employee.

     11. Employee and Diamond hereby acknowledge and agree that any breach by Employee or his affiliates, individually or collectively, of the foregoing restrictive covenants may cause Diamond irreparable injury for which there is no adequate remedy at law. Therefore, Employee expressly agrees that in the event of any breach by Employee or his affiliates of the foregoing, Diamond shall be entitled, in addition to any remedies available at law, to injunctive and/or other equitable relief, to require specific performance or prevent a breach under the provisions of this Agreement. In addition, as partial consideration for any damages to Diamond, if Employee or his affiliates shall breach any provisions of this Agreement or if any representation by Employee herein is incorrect in any material respect, Diamond Homes, at its option, may discontinue making any payments to Employee otherwise due pursuant to this Agreement. In view of the difficulty of determining damages in the event of a breach of these provisions, it is agreed that Diamond shall be entitled to damages in the amount of at least $15,000, plus reasonable attorneys' fees and costs associated in enforcing these provisions to judgment, in the event of a breach of this Agreement by Employee, which remedies are agreed by Employee to be reasonable. Diamond Homes shall be liable for Employee's reasonable attorneys' fees and costs associated in defending himself, if Diamond Homes frivolously files and prosecutes a lawsuit under this section against Employee. Employee understands and agrees that these provisions are reasonable to protect the legitimate interests of Diamond, and that the consideration is therefore adequate, and Employee hereby waives any claim to the contrary.

     12. Employee agrees that he may have certain property in his possession which is the property of one or more Diamond Entities, including, but not limited to, the following: (i) keys to certain buildings; (ii) credit cards;
(iii) documentation concerning other Diamond corporate charge privileges; (iv) computer hardware and software; and (v) airplane tickets which have been ordered in connection with Employee's employment. As a part of this Agreement, Employee agrees to return all of Diamond's property promptly upon his execution of this Agreement, including but not limited to the property specifically listed in this section 12, to Diamond, c/o Eugene O'Hern, 222 Church Street, Woodstock,
Illinois.

     13. Each party to this Agreement hereby affirms that it/he has had the opportunity, and Diamond hereby advises Employee, to consult with counsel with respect to the terms and conditions of this Agreement, and each party hereto waives the right to assert that any claim, demand or provision has been, through oversight or error, omitted from the covenants set forth in this Agreement. The parties understand that this Agreement and the releases it contains may be pled by any Diamond Entity as a complete defense to any claim or entitlement which Employee may hereafter assert in any suit or claim for or on account of any matter or thing whatsoever occurring up to and including the date of this Agreement. Employee acknowledges that he is being given twenty-one (21) days to consider and execute this Agreement and that he has seven (7) days to revoke its acceptance and cancel this Agreement measured from the date he executes this Agreement to the close of business (5:00 p.m. local Woodstock, Illinois time) on the seventh day thereafter. To be effective, revocation must be in writing and received by Diamond Homes at the Office by the close of business on such seventh day. Employee further acknowledges that this Agreement was delivered to and received by him on July 24, 1997.

     14. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other provisions shall remain fully valid and enforceable provided that, if any of the releases or other obligations of Employee hereunder are unenforceable, then Diamond Homes shall no obligation to make the payments or take the other actions contemplated under section 4.

     15. The undersigned Employee affirms that the only consideration for his signing this Agreement are the terms stated above; that no other promise or Agreement of any kind has been made to or with him by any person or entity whomsoever to cause him to execute this instrument; that this Agreement contains all agreements and understandings between Employee and Diamond and fully supersedes any all prior agreements or understandings between the parties hereto pertaining to the subject matter of this Agreement; and that he fully understands the meaning and intent of this release, including, but not limited to, its final and binding effect, and that he is voluntarily entering into this Agreement.

     16. Employee agrees to keep the terms, amount and fact of this Agreement completely confidential and not to disclose any terms or conditions of this Agreement to anyone, other than (a) to his spouse and children, (b) pursuant to the provisions of subsection 8(ii) hereof, (c) as may be necessary to disclose to attorneys and financial advisers, and (d) Employee may discuss with others his obligations under this section and under sections 8(iv) and (vi).

     17. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Illinois and may be executed in separate counterparts that together constitute one instrument. This Agreement shall be binding upon and shall inure to the benefit of Diamond, its successors and assigns and shall be binding upon and inure to the benefit of Employee, his successors, assigns, relatives, related entities and affiliates.

     18. This Agreement shall become effective only if (a) on or before the close of business at the Office on the date that is 22 days after Employee receives this Agreement, Diamond Homes actually receives, at the Office, a copy of this Agreement executed by Employee and (b) the time for revocation of this Agreement under section 13 has expired with no such revocation having occurred pursuant to that section. This Agreement shall become effective upon the expiration of the revocation period described in the foregoing sentence if the conditions described in the foregoing sentence have occurred as of that date.

     19. If the date on which any payment due hereunder is not a business day of Diamond Homes, such payment shall be due and payable, without interest, on the next business day thereafter.

     20. The Company may enforce any claim arising out of this Agreement in any state or federal court having subject matter jurisdiction and located in Chicago, Illinois or McHenry County, Illinois. For the purpose of any action or proceeding instituted with respect to any such claim, the Employee hereby irrevocably submits to the jurisdiction of such courts. The Employee further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to the Employee at 1050 Saint Mellion Drive, Presto, Pennsylvania 15142 or such other address as Employee notifies the Company in writing (such notice by Employee to be hand-delivered, to be sent by overnight courier, such as Federal Express, or to be sent by registered mail, in any case to the Office, attention Chief Executive Officer). Employee agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Company to serve process in any other manner permitted by law or preclude the Company from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. The Employee hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, located in Chicago, Illinois or McHenry County, Illinois and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

     21. THE EMPLOYEE AND THE COMPANY HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     22. This Agreement may only be changed or modified in writing signed by both of the parties hereto. Section headings are for convenience only and do not constitute a part of the Agreement.

     23. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.


     WHEREFORE, the parties have executed this Agreement as of the date first written above.

                              DIAMOND HOME SERVICES, INC.

                              ________________________
                              By:   C. Stephen Clegg
                              Its:  Chief Executive Officer



                              _________________________
                              Frank Cianciosi


                                    EXHIBIT A



To:       Diamond Home Services, Inc.
Attn:     Eugene O'Hern
From:     Frank Cianciosi ("Employee")


     Reference is made to the Agreement dated June 30, 1997, between Employee and Diamond Homes Services, Inc. ("Agreement"). Unless otherwise indicated or the context otherwise requires, defined terms in this notice have the meanings given to them in the Agreement. Employee has NOT elected the Lump Sum Payment. Employee elects to have medical insurance premiums payable by him under the Diamond Homes medical insurance plan (or the Sears Flex Plan, if applicable) deducted from his Continuation Payments.


                              _________________________
                              Frank Cianciosi

                                    EXHIBIT B



To:       Diamond Home Services, Inc.
Attn:     Eugene O'Hern
From:     Frank Cianciosi


     Reference is made to the Agreement dated June 30, 1997, between Employee and Diamond Homes Services, Inc. ("Agreement"). Unless otherwise indicated or the context otherwise requires, defined terms in this notice have the meanings given to them in the Agreement. Employee hereby elects the option of a Lump Sum Payment pursuant to the Agreement.

                              _____________________
                              Frank Cianciosi




                        Please direct deposit the Lump Sum Payment. [Initial if direct deposit election is taken.]